Exhibit 4.2

Execution Version

MYREXIS, INC.

AND

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS RIGHTS AGENT

TAX BENEFITS PRESERVATION RIGHTS AGREEMENT

DATED AS OF MARCH 29, 2012

i

TAX BENEFITS PRESERVATION RIGHTS AGREEMENT

This Tax Benefits Preservation Rights Agreement (this “Agreement”), dated as of March 29, 2012, by and between Myrexis, Inc., a Delaware corporation (the “Company”), and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”).

WITNESSETH

WHEREAS, the Company has generated substantial Tax Attributes (as hereinafter defined), including net operating loss carryovers and research tax credits for United States federal income tax purposes, which provide valuable tax benefits to the Company; the ability to use the Tax Attributes may be limited or eliminated by an “ownership change” within the meaning of Section 382 (as hereinafter defined); the Company desires to avoid such an “ownership change” and thereby preserve the ability to use its Tax Attributes now existing or which come into existence; and

WHEREAS, on March 29, 2012, the Board of Directors of the Company (the “Board”) authorized and declared a dividend distribution of one right (each, a “Right” and collectively, the “Rights”) for each Common Share (as hereinafter defined) outstanding as of April 9, 2012 (the “Record Date”), and authorized the issuance of one Right (as such number may be adjusted pursuant to Section 11(p)) for each Common Share that shall become outstanding (whether or not originally issued or sold from the Company’s treasury, except in the case of treasury shares having associated Rights) between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such terms are hereinafter defined), each Right initially representing the right to purchase one one-thousandth of a Preferred Share (as hereinafter defined), upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

(a) “Acquiring Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is at any time from and after the Effective Time the Beneficial Owner of 4.99% or more of the Common Shares (which, for purposes of this Section 1(a), shall include any other interest that would be treated as “stock” of the Company for purposes of Section 382, including but not limited to pursuant to Treasury Regulation Section 1.382-2T(f)(18)) of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company and, in the case of each of the foregoing subsections (i) and (ii), the officers and members of the Board of Directors thereof acting in their fiduciary capacities, (iii) any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company or (iv) any Person organized, appointed or established by the Company or any Subsidiary of the Company, or holding any Common Shares, for or pursuant to the terms of any such employee benefit plan or compensation arrangement (the Persons described in clauses (i) through (iv) above are referred to herein as “Exempt Persons”); provided, however, that (x) in determining whether a Person is an “Acquiring Person”, any Common Shares acquired in an Exempt Transaction shall not be included as Beneficially Owned by such Person, and (y) the term “Acquiring Person” shall not include any Grandfathered Person, unless such Grandfathered Person becomes the Beneficial Owner of a percentage of the Common Shares of the Company then outstanding equal to or exceeding such Grandfathered Person’s Grandfathered Percentage.

Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition by the Company of Common Shares which, by reducing the number of Common Shares outstanding, increases the Common Shares Beneficially Owned by such Person as a percentage of the Common Shares then outstanding to 4.99% (or in the case of a Grandfathered Person, the Grandfathered Percentage applicable to such Grandfathered Person) or more of the Common Shares then outstanding; provided that, if a Person shall become the Beneficial Owner of 4.99% (or in the case of a Grandfathered Person, the Grandfathered Percentage applicable to such Grandfathered Person) or more of the Common Shares then outstanding solely by reason of Common Share purchases by the Company and shall, after such purchases by the Company, become the Beneficial Owner of any additional Common Shares (other than pursuant to a stock split, stock dividend or similar transaction, or an Exempt Transaction) and immediately thereafter be the Beneficial Owner of 4.99% (or in the case of a Grandfathered Person, the Grandfathered Percentage applicable to such Grandfathered Person) or more of the Common Shares then outstanding, then such Person shall be deemed to be an “Acquiring Person.”

In addition, notwithstanding anything to the contrary provided in this Agreement, including without limitation in any of Sections 1(q), 3(a) and 27, a Person shall not be an “Acquiring Person” if the Board determines at any time that a Person who would otherwise be an “Acquiring Person” has become such without intending to become an “Acquiring Person,” and such Person promptly (and in any event within five (5) Business Days or such shorter period as requested by the Company) divests, or enters into an irrevocable commitment to divest as promptly as practicable, and thereafter divests as required by such commitment, a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1(a). Notwithstanding the foregoing provisions of this Section 1(a), if a bona fide swaps dealer who or which would otherwise be an “Acquiring Person” has become so as a result of such Person’s actions in the ordinary course of such Person’s business that the Board determines, in its sole discretion, were taken without the intent or awareness of the effect of evading or assisting any other Person to evade the purposes and intent of this Agreement, or otherwise seeking to control or influence the direction, management or policies of the Company, then, and unless and until the Board otherwise determines, such bona fide swaps dealer shall not be deemed to be an “Acquiring Person” as a result of such actions.

(b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations (the “Rules”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement, and, to the extent not included within the foregoing, shall also include, with respect to any Person, any other Person whose Common Shares (which, for purposes of this Section 1(b), shall include any other interest that would be treated as “stock” of the Company for purposes of Section 382, including but not limited to pursuant to Treasury Regulation Section 1.382-2T(f)(18)) would be deemed constructively owned or that otherwise would be aggregated with Common Shares owned by such first Person pursuant to the provisions of Section 382; provided that no Person who is a director or officer of the Company shall be deemed an Affiliate or an Associate of any other director or officer of the Company solely as a result of his or her position as director or officer of the Company.

(c) A Person shall be deemed the “Beneficial Owner” of, and shall be deemed to “Beneficially Own” and have “Beneficial Ownership” of, any securities:

(i) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, beneficially owns (as determined pursuant to Rule 13d-3 of the

Rules under the Exchange Act, as in effect on the date of this Agreement); provided that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own” securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Shares except to the extent that upon the acquisition or transfer of such rights, options or warrants, such rights, options or warrants would be treated as exercised under Section 1.382.4(d) or other applicable sections of the Treasury Regulations;

(ii) which such Person or any of such Person’s Affiliates or Associates, directly or indirectly, has:

(A) the legal, equitable or contractual right or obligation to acquire (whether directly or indirectly, whether such right is exercisable or is required to be exercised immediately or only after the passage of time, compliance with regulatory requirements, fulfillment of a condition or otherwise, or whether within the control of such Person) pursuant to any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), including, without limitation, for the avoidance of doubt, through any agreement to enter into an agreement that would permit a Person to purchase or otherwise acquire such securities, or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise and including any securities represented by “when-issued” trading thereof; provided that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own” securities (including rights, options or warrants) which are convertible or exchangeable into or exercisable for Common Shares except to the extent that upon the acquisition or transfer of such rights, options or warrants, such rights, options or warrants would be treated as exercised under Section 1.382.4(d) or other applicable sections of the Treasury Regulations; provided, further, that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own” or have “Beneficial Ownership” of, (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event; or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person’s Affiliates or Associates prior to the Distribution Date or pursuant to Sections 3(a), 11(i) or 22; or

(B) the right to vote pursuant to any agreement, arrangement or understanding (whether or not in writing), but only if the effect of such agreement, arrangement or understanding is to treat such Person as an “entity” under Section 1.382-3(a)(1) or other applicable sections of the Treasury Regulations; provided that a Person shall not be deemed the “Beneficial Owner” of, or to “Beneficially Own” or have “Beneficial Ownership” of, any security under this clause (B) if (1) the agreement, arrangement or understanding to vote such security (i) arises solely from a revocable proxy or consent given in response to a public proxy or consent solicitation made pursuant to a written proxy or consent solicitation statement filed with the Securities and Exchange Commission, in accordance with the Rules under the Exchange Act and (ii) is not also reportable by such Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor report), or (2) if such “Beneficial Ownership” arises solely as a result of such Person’s status as a “clearing agency” as defined in the Exchange Act; or

(C) the right to dispose of, pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary arrangements with and between underwriters and selling group members with respect to a bona fide public offering of securities), but only if the effect of such agreement, arrangement or understanding is to treat such Person as an “entity” under Section 1.382-39(a)(1) or other applicable sections of the Treasury Regulations;

(iii) which are Beneficially Owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person’s Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing) (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as provided in clause (B) of Section 1(c)(ii)) or disposing of any securities of the Company, but only if the effect of such agreement, arrangement or understanding is to treat such Person as an “entity” under Section 1.382-3(a)(1) or other applicable sections of the Treasury Regulations; or

(iv) which such Person would be deemed to constructively own or which otherwise would be aggregated with shares owned by such Person pursuant to Section 382;

provided that (1) no Person engaged in business as an underwriter of securities shall be deemed the Beneficial Owner of any securities acquired through such Person’s participation as an underwriter in good faith in a firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition, and (2) no Person who is a director or an officer of the Company shall be deemed, as a result of his or her position as director or officer of the Company, the Beneficial Owner of any securities of the Company that are Beneficially Owned by any other director or officer of the Company.

For all purposes of this Agreement, any calculation of the number of Common Shares, which, for purposes of this paragraph, shall include any other interest that would be treated as “stock” of the Company for purposes of Section 382, including but not limited to pursuant to Treasury Regulation Section 1.382-2T(f)(18), outstanding at any particular time, for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made pursuant to and in accordance with Section 382.

The term “beneficially own,” and variations thereof, shall have the same meaning as the term “Beneficially Own,” and variations thereof.

(d) “Business Day” shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the City and State of New York are authorized or obligated by law or executive order to close.

(e) “Certificate of Incorporation,” when used in reference to the Company, shall mean the Restated Certificate of Incorporation of the Company, as amended and as may be further amended from time to time.

(f) “Close of Business” on any given date shall mean 5:00 p.m., New York, New York local time, on such date; provided that, if such date is not a Business Day, it shall mean 5:00 p.m., New York, New York local time, on the next succeeding Business Day.

(g) “Common Shares” (x) except as otherwise provided in Sections 1(a), 1(b), 1(c), 1(k), 1(l), 1(m), 3(a) and 29, when used in reference to the Company, shall mean the shares of Common Stock, par value $0.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed, (y) when used with reference to any Person other than the Company, organized in corporate form, shall mean (i) the capital stock or other equity interest of such Person with the greatest voting power, (ii) the equity securities or other equity interest having power to control or direct the management of such Person or (iii) if such Person is a Subsidiary of another Person, the capital stock, equity securities or equity interest of the Person or Persons which ultimately control such first-mentioned Person, or (z) when used with reference to any Person not organized in corporate form shall mean units of beneficial interest which (i) shall represent the right to participate generally in the profits and losses of such Person (including without limitation any flow-through tax benefits resulting from an ownership interest in such Person) and (ii) shall be entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove or otherwise replace the general partner or partners.

Notwithstanding anything in this Agreement to the contrary, for the avoidance of doubt and where there is any ambiguity, the term “Common Shares” shall mean the shares of Common Stock, par value $0.01 per share, of the Company or any other shares of capital stock of the Company into which such stock shall be reclassified or changed, and any other interest that would be treated as “stock” of the Company for purposes of Section 382 (including but not limited to pursuant to Treasury Regulation Section 1.382-2T(f)(18)), in those provisions and only those provisions of this Agreement in which such meaning is necessary in order to ensure that this Agreement is effective in carrying out its stated purpose and intent of preserving the Company’s Tax Attributes.

(h) “Effective Time” shall mean the initial public announcement of this Agreement.

(i) “Exempt Transaction” shall mean any transaction that the Board, in its sole discretion, have declared exempt pursuant to Section 29.

(j) “Fair Market Value” of any securities or other property shall be as determined in accordance with Section 11(d).

(k) “Grandfathered Percentage” shall mean, with respect to any Grandfathered Person, the percentage of the outstanding Common Shares (which, for purposes of this Section 1(k), shall include any other interest that would be treated as “stock” of the Company for purposes of Section 382, including but not limited to pursuant to Treasury Regulation Section 1.382-2T(f)(18)) of the Company that such Grandfathered Person, together with all Affiliates and Associates of such Grandfathered Person, Beneficially Owns as of the Effective Time, plus an additional 0.1%; provided that, in the event any Grandfathered Person shall sell, transfer, or otherwise dispose of any outstanding Common Shares of the Company after the Effective Time, the Grandfathered Percentage shall, subsequent to such sale, transfer or disposition, mean, with respect to such Grandfathered Person, the lesser of (i) the Grandfathered Percentage as in effect immediately prior to such sale, transfer or disposition or (ii) the percentage of outstanding Common Shares of the Company that such Grandfathered Person Beneficially Owns immediately following such sale, transfer or disposition, plus an additional 0.1%.

(l) “Grandfathered Person” shall mean any Person who or which, together with all Affiliates and Associates of such Person, is, as of the Effective Time, the Beneficial Owner of 4.99% or more of the Common Shares (which, for purposes of this Section 1(l), shall include any other interest that would be treated as “stock” of the Company for purposes of Section 382, including but not limited to pursuant to Treasury Regulation Section 1.382-2T(f)(18)) of the Company then outstanding. Notwithstanding anything to the contrary provided in this Agreement, any Grandfathered Person who after the Effective Time becomes the Beneficial Owner of less than 4.99% of the Common Shares of the Company then outstanding shall cease to be a Grandfathered Person and shall be subject to all of the provisions of this Agreement in the same manner as any Person who is not and was not a Grandfathered Person.

(m) “Person” shall mean any (a) individual, firm, corporation, partnership, limited liability company, association, joint stock company, trust, business trust, government or political subdivision, unincorporated organization, or other entity, including any successor (by merger or otherwise) thereof or thereto, or (b) group of Persons making a “coordinated purchase” of Common Shares (which, for purposes of this Section 1(m), shall include any other interest that would be treated as “stock” of the Company for purposes of Section 382, including but not limited to pursuant to Treasury Regulation Section 1.382-2T(f)(18)) or otherwise treated as an entity within the meaning of Section 1.382-3(a)(1) of the Treasury Regulations, and shall include any successor by merger or otherwise of such individual entity, as well as any group under Rule 13d-5(b)(1) under the Exchange Act but shall not include a Public Group (as defined in Section 1.382-2T(f)(13) of the Treasury Regulations).

(n) “Preferred Shares” shall mean shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company having the rights and preferences set forth in the form of Amended Certificate of Designation, Rights and Preferences of Series A Junior Participating Preferred Stock, attached hereto as Exhibit A.

(o) “Section 13 Event” shall mean any event described in clauses (x), (y) or (z) of Section 13(a).

(p) “Section 382” shall mean and include Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), and final, temporary and proposed tax regulations promulgated under the Code, as amended (the “Treasury Regulations”), and any successor or replacement statute and regulations and any amendments thereto.

(q) “Shares Acquisition Date” shall mean the date of the first public announcement (which, for purposes of this definition, shall include, without limitation, the issuance of a press release or the filing of a publicly-available report or other document with the Securities and Exchange Commission or any other governmental agency) by the Company, acting pursuant to a resolution adopted by the Board, or an Acquiring Person, subject in each case to the last paragraph of Section 1(a), that an Acquiring Person has become such or that discloses information which reveals the existence of an Acquiring Person, or such earlier date as the Board shall become aware of the existence of an Acquiring Person.

(r) “Subsidiary” shall mean, with reference to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power sufficient, in the absence of contingencies, to elect a majority of the board of directors or other persons performing similar functions of such corporation or other entity are at the time directly or indirectly Beneficially Owned or otherwise controlled by such Person, either alone or together, with one or more Affiliates of such Person.

(s) “Tax Attributes” shall mean the net operating loss carryovers, capital loss carryovers, general business carryovers, alternative minimum tax credit carryovers, foreign tax credit carryovers, and any other tax credit carryovers, as well as any loss or deduction attributable to a “net unrealized built-in loss” within the meaning of Section 382, of the Company and its Subsidiaries.

(t) “Triggering Event” shall mean any Section 11(a)(ii) Event or any Section 13 Event.

(u) The following terms shall have the meanings defined for such terms in the Sections set forth below:

Term	Section

“Adjustment Shares”	Section 11(a)(ii)
“Agreement”	Recitals
“Board”	Recitals
“Book Entry Shares”	Section 3(a)
“Code”	Section 1(p)
“Common Share Equivalents”	Section 11(a)(iii)
“Company”	Recitals
“Current Value”	Section 11(a)(iii)
“Delaware Courts”	Section 33
“Depositary Agent”	Section 7(c)
“Distribution Date”	Section 3(a)
“Exchange Act”	Section 1(b)
“Exchange Date”	Section 7(a)
“Exempt Persons”	Section 1(a)
“Exemption Request”	Section 29
“Exercise Price”	Section 4(a)
“Expiration Date”	Section 7(a)
“Final Expiration Date”	Section 7(a)
“Force Majeure Condition”	Section 36
“Further Subsequent Transferee”	Section 7(e)
“Post Transferee”	Section 7(e)
“Prior Transferee”	Section 7(e)
“Preferred Shares Equivalents”	Section 11(b)
“Principal Party”	Section 13(b)
“Record Date”	Recitals
“Redemption Date”	Section 7(a)
“Redemption Price”	Section 23(a)
“Registered Common Shares”	Section 13(b)
“Requesting Person”	Section 29
“Right”	Recitals
“Rights Agent”	Recitals
“Right Certificates”	Section 3(a)
“Rules”	Section 1(b)
“Securities Act”	Section 9(c)
“Section 11(a)(ii) Event”	Section 11(a)(ii)
“Section 11(a)(ii) Trigger Date”	Section 11(a)(iii)
“Spread”	Section 11(a)(iii)
“Substitution Period”	Section 11(a)(iii)
“Summary of Rights”	Section 3(b)
“Trading Day”	Section 11(d)(i)
“Treasury Regulations”	Section 1(p)
“Trust”	Section 24(f)
“Trust Agreement”	Section 24(f)

Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company, in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may, from time to time, appoint such co-rights agents as it may deem necessary or desirable. In the event the Company appoints one or more co-rights agents, the respective duties of the Rights Agent and any co-rights agents shall be as the Company shall determine, subject to the terms and conditions of this Agreement. The Company shall give ten (10) days’ prior written notice to the Rights Agent of the appointment of one or more co-rights agents and the respective duties of the Rights Agent and any such co-rights agents. The Rights Agent shall have no duty to supervise, and shall, in no event, be liable for, the acts or omissions of any such co-rights agents.

Section 3. Issuance of Right Certificates.

(a) Until the earlier of (i) the Close of Business on the tenth (10th) Business Day after the Shares Acquisition Date or (ii) the Close of Business on the tenth (10th) Business Day (or such later date, if any, as the Board may determine in its sole discretion) after the date a tender or exchange offer by any Person, other than an Exempt Person, is first published or sent or given within the meaning of Rule 14d-2(a) under the Exchange Act, or any successor rule, if, upon consummation thereof, such Person could become the Beneficial Owner of 4.99% (or in the case of a Grandfathered Person, the Grandfathered Percentage applicable to such Grandfathered Person) or more of the Common Shares, including any other interest that would be treated as “stock” of the Company for purposes of Section 382, including but not limited to pursuant to Treasury Regulation Section 1.382-2T(f)(18), then outstanding (including any such date which is after the date of this Agreement and prior to the issuance of the Rights) (the earliest of such dates being herein referred to as the “Distribution Date”), (x) the Rights shall be evidenced (subject to the provisions of Section 3(b)) by the certificates for Common Shares registered in the names of the holders of Common Shares or, in the case of uncertificated Common Shares registered in book entry form (“Book Entry Shares”), by notation in book entry (which certificates for Common Shares and Book Entry Shares shall also be deemed to be certificates for Rights) and not by separate certificates, and (y) the Rights shall be transferable only in connection with the transfer of the underlying Common Shares (including a transfer to the Company). The preceding sentence notwithstanding, (A) prior to the occurrence of a Distribution Date specified as a result of an event described in clauses (i) or (ii) (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date in order to make a determination pursuant to Sections 7(a)(iv) or Section 7(a)(v) or (B) prior to the occurrence of a Distribution Date specified as a result of an event described in clause (ii) (or such later Distribution Date as the Board may select pursuant to this sentence), the Board may postpone, one or more times, the Distribution Date which would occur as a result of an event described in clause (ii) beyond the date set forth in such clause (ii). Nothing herein shall permit such a postponement of a Distribution Date after a Person becomes an Acquiring Person, except as a result of the operation of the third paragraph of Section 1(a). As soon as practicable after the Distribution Date, the Rights Agent shall, at the Company’s expense, send, by first-class, insured, postage prepaid mail, to each record holder of Common Shares as of the Close of Business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more certificates, in substantially the form of Exhibit B attached hereto (the “Right Certificates”), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to Section 11(p), the Company may make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) at the time of distribution of the Right Certificates, so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Close of Business on the Distribution Date, the Rights shall be evidenced solely by such Right Certificates and the Rights shall be transferable separately from Common Shares.

(b) On the Record Date or as soon thereafter as practicable, the Company shall send a copy of the Summary of Rights substantially in the form of Exhibit C attached hereto (the “Summary of Rights”), by first-class, postage-prepaid mail, to each record holder of Common Shares as of the Close of Business on the Record Date, at the address of such holder shown in the records of the Company. With respect to certificates for Common Shares or Book-Entry Shares outstanding as of the Close of Business on the Record Date, the Rights will be evidenced by such certificates or book-entry positions for Common Shares, as applicable, together with a copy of the Summary of Rights on or until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), and the registered holders of the Common Shares also shall be the registered holders of the associated Rights. Until the Distribution Date (or the earlier redemption, expiration or termination of the Rights), the transfer of any such Common Shares, with or without a copy of the Summary of Rights, shall also constitute the transfer of the Rights associated with the Common Shares represented by such certificate or book entry position.

(c) Certificates for Common Shares issued after the Record Date, but prior to the earlier of the Distribution Date or the Expiration Date, shall be deemed also to be certificates for Rights, and shall bear a legend, substantially in the form set forth below:

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Tax Benefits Preservation Rights Agreement between Myrexis, Inc. and American Stock Transfer & Trust Company, LLC (or any successor thereto), as Rights Agent, dated as of March 29, 2012, as amended, restated, renewed, supplemented or extended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of Myrexis, Inc. and the stock transfer administration office of the Rights Agent. Under certain circumstances, as set forth in the Rights Agreement, such Rights shall be evidenced by separate certificates and shall no longer be evidenced by this certificate. Myrexis, Inc. may redeem the Rights at a redemption price of $0.01 per Right, subject to adjustment, under the terms of the Rights Agreement. Myrexis, Inc. shall mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or any Affiliates or Associates thereof (as defined in the Rights Agreement), and any subsequent holder of such Rights, may become null and void. The Rights shall not be exercisable, and shall be void so long as held, by a holder in any jurisdiction where the requisite qualification, if any, to the issuance to such holder, or the exercise by such holder, of the Rights in such jurisdiction shall not have been obtained or be obtainable.

With respect to any Book Entry Shares, such legend shall be included in a notice to the record holder of such shares in accordance with applicable law.

With respect to such certificates and notice applicable to Book Entry Shares containing the foregoing legend, the Rights associated with the Common Shares represented by such certificates and such Book Entry Shares shall be evidenced by such certificates or book entry positions alone until the earlier of the Distribution Date or the Expiration Date, and the transfer of any of such Common Shares, except as otherwise provided herein, shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares after the Record Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed canceled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding. The failure to print the foregoing legend on any such certificate representing Common Shares or notice applicable to Book Entry Shares or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of this Agreement.

Section 4. Form of Right Certificates.

(a) The Right Certificates (and the forms of election to purchase Preferred Shares and of assignment and certificate to be printed on the reverse thereof) shall each be substantially in the form of Exhibit B attached hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law, rule or regulation or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed or the Financial Industry Regulatory Authority, or to conform to customary usage. The Right Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 11 and Section 22, the Right Certificates, whenever distributed, shall be dated as of the Record Date, shall show the date of countersignature and, on their face, shall entitle the holders thereof to purchase such number of one one-thousandths of a Preferred Share as shall be set forth therein at the price set forth therein (the “Exercise Price”), but the amount and type of securities and the Exercise Price shall be subject to adjustment as provided herein.

(b) Any Right Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person), who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate), who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding (whether or not in writing) regarding the transferred Rights, the Common Shares associated with such Rights or the Company or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of Section 7(e), and any

Right Certificate issued pursuant to any of Sections 6, Section 11 and Section 22 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall have deleted therefrom the second sentence of the existing legend on such Right Certificate (to the extent feasible and if the Company has provided specific written instructions to the Rights Agent) and, in substitution therefor, shall contain the following legend:

The Rights represented by this Right Certificate are or were Beneficially Owned by a Person who was or became an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become null and void under certain circumstances as specified in Section 7(e) of the Rights Agreement.

The Company shall give notice to the Rights Agent promptly after it becomes aware of the existence and identity of any Acquiring Person or any Associate or Affiliate thereof. The Company shall instruct the Rights Agent in writing of the Rights which should be so legended. The failure to print the foregoing legend on any such Right Certificate or any defect therein shall not affect in any manner whatsoever the application or interpretation of the provisions of this Agreement.

Section 5. Countersignature and Registration.

(a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President and by its Treasurer, any Assistant Treasurer, its Secretary or any Assistant Secretary, either manually or by facsimile signature, and shall have affixed thereto the Company’s seal or a facsimile thereof which shall be attested to by the Secretary or any Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned, either manually or by facsimile signature, by an authorized signatory of the Rights Agent and shall not be valid for any purpose unless so countersigned, and such countersignature upon any Right Certificate shall be conclusive evidence, and the only evidence, that such Right Certificate has been duly countersigned as required hereunder. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by an authorized signatory of the Rights Agent, and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

(b) Following the Distribution Date, upon receipt by the Rights Agent of notice to that effect and all other relevant information referred to in Section 3(a), the Rights Agent shall keep or cause to be kept, at one of its offices designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

(a) Subject to the provisions of Sections 4(b), 7(e) and 14, at any time after the Close of Business on the Distribution Date, and at or prior to the Close of Business on the Expiration Date, any Right Certificate or Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Certificates (other than Right Certificates representing Rights that have become null and void or have been exchanged pursuant to Section 24), entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share (or following a Triggering Event, Common Shares, cash, property, debt securities, preferred stock of the Company or any combination thereof, including any such securities, cash, property or other assets following a Section 13 Event) as the Right Certificate or Certificates surrendered then entitled such holder to purchase and at the same Exercise Price. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate duly executed, at the office of the Rights Agent designated for such purpose. The Rights shall only be transferable on the registry books of the Rights Agent. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon, the Rights Agent shall, subject to Sections 4(b), 7(e) and 14, countersign and deliver the Right Certificate to the Person entitled thereto, as so requested. The Company may require payment by the registered holder of a Right Certificate of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

(b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate, if mutilated, the Company shall execute and deliver a new Right Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

Notwithstanding any other provisions hereof, the Company and the Rights Agent may amend this Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.

Section 7. Exercise of Rights; Exercise Price; Expiration Date of Rights.

(a) Subject to Section 7(e), the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Exercise Price for the total number of one one-thousandths of a Preferred Share (or other securities, cash, property or other assets, as the case may be) as to which such surrendered Rights are then exercised, at or prior to the earlier of (i) the Close of Business on March 29, 2015 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 (the “Exchange Date”), (iv) the repeal of Section 382 if the Board determines that this Agreement is no longer necessary for the preservation of Tax Attributes or (v) the beginning of the taxable year of the Company to which the Board determines that no Tax Attributes may be carried forward (the earliest of (i), (ii), (iii), (iv) or (v) being herein referred to as the “Expiration Date”). Except as set forth in Section 7(e) and notwithstanding any other provision of this Agreement, any Person who, prior to the Distribution Date becomes a record holder of Common Shares, may exercise all of the rights of a registered holder of a Right Certificate with respect to the Rights associated with such Common Shares in accordance with the provisions of this Agreement, as of the date such Person becomes a record holder of Common Shares.

(b) The Exercise Price for each one one-thousandth of a Preferred Share pursuant to the exercise of a Right shall initially be Twelve United States Dollars (US$12.00), shall be subject to adjustment from time to time as provided in Sections 11 and 13 and shall be payable in lawful money of the United States of America in accordance with Section 7(c).

(c) As promptly as practicable following the Distribution Date, the Company shall deposit with a corporation, trust, bank or similar institution in good standing organized under the laws of the United States or any state of the United States, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by a federal or state authority (such institution is hereinafter referred to as the “Depositary Agent”), certificates representing the Preferred Shares that may be acquired upon exercise of the Rights and the Company shall cause such Depositary Agent to enter into an agreement pursuant to which the Depositary Agent shall issue receipts representing interests in the Preferred Shares so deposited. Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate on the reverse side thereof properly completed and duly executed, accompanied by payment of the Exercise Price for the shares (or other securities, cash, property or other assets, as the case may be) to be purchased and an amount equal to any applicable tax or charge required to be paid pursuant to Section 9(e) by certified check or bank draft payable to the order of the Company or by money order, the Rights Agent shall, subject to Sections 14(b) and 20(k), thereupon promptly (i) requisition from the Depositary Agent (or make available, if the Rights Agent is the Depositary Agent) depositary receipts or certificates for the number of one one-thousandths of a Preferred Share to be purchased and the Company hereby irrevocably authorizes the Depositary Agent to comply with all such requests, (ii) when necessary to comply with this Agreement, requisition from the Company the amount of cash, if any, to be paid in lieu of issuance of fractional shares in accordance with Section 14, (iii) when necessary to comply with this Agreement, after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder, and (iv) when necessary to comply with this Agreement, after receipt of such certificates or depositary receipts, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities of the Company (including Common Shares), pay cash or distribute other property pursuant to Section 11(a), the Company shall make all arrangements necessary so that such other securities, cash or other property are available for distribution by the Rights Agent, if and when appropriate. The payment of the Exercise Price may be made by certified or bank check payable to the order of the Company, or by money order or wire transfer of immediately available funds to the account of the Company (provided that notice of such wire transfer shall be given by the holder of the related Right to the Rights Agent).

(d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to the registered holder of such Right Certificate or to such holder’s duly authorized assigns, subject to the provisions of Section 14.

(e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event or Section 13 Event, any Rights that are at any time Beneficially Owned by (i) an Acquiring Person or any Associate or Affiliate thereof, (ii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person), who becomes a transferee after the Acquiring Person becomes such (a “Post Transferee”) or (iii) a transferee of an Acquiring Person (or of any Associate or Affiliate of an Acquiring Person), who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person (or from such Affiliate or Associate) to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person (or such Affiliate or Associate) has any continuing agreement, arrangement or understanding (written or oral) regarding the transferred Rights, the Common Shares associated with such Rights or the Company, or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has, as a primary purpose or effect, the avoidance of this Section 7(e) (a “Prior Transferee”) or (iv) any subsequent transferee receiving transferred Rights from a Post Transferee or a Prior Transferee, either directly or through one or more intermediate transferees (a “Further Subsequent Transferee”), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to ensure that the provisions of Section 4(b) and this Section 7(e) are complied with, but shall have no liability to any holder of a Right Certificate or any other Person as a result of its failure to make any determinations with respect to an Acquiring Person or any Affiliates or Associates of an Acquiring Person or any transferee of any of them hereunder.

(f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights or other securities upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) properly completed and duly executed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company or the Rights Agent shall reasonably request.

Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in canceled form, or, if surrendered to the Rights Agent, shall be canceled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all canceled Right Certificates to the Company or, at the written request of the Company, destroy all such canceled Right Certificates and certify in writing to the Company that it has done so.

Section 9. Reservation and Availability of Preferred Shares.

(a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of preferred stock (or, following the occurrence of a Triggering Event, out of its authorized and unissued Common Shares), the number of Preferred Shares (or, following the occurrence of a Triggering Event, Common Shares) that will be sufficient to permit the exercise in full of all outstanding and exercisable Rights. Upon the occurrence of any event resulting in an increase in the aggregate number of Preferred Shares issuable upon exercise of all outstanding Rights in excess of the number then reserved, the Company shall make an appropriate increase in the number of shares so reserved.

(b) The Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Preferred Shares (and, following the occurrence of a Triggering Event, all Common Shares) issued or reserved for issuance to be listed, upon official notice of issuance, upon the principal national securities exchange, if any, upon which the Common Shares are listed or, if the principal market for the Common Shares is not on any United States national securities exchange but is on some other quotation system with eligibility requirements, to be eligible for quotation on the quotation system on which the Common Shares are quoted.

(c) The Company shall use its reasonable best efforts to (i) file, as soon as practicable following the earliest date after the occurrence of a Section 11(a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), or as soon as required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing and (iii) cause such registration statement to remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company shall also take such action as may be appropriate under, and which will ensure compliance with, the securities or “blue sky” laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date determined in accordance with the provisions of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with prompt written notice to the Rights Agent. Notwithstanding any such provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

(d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares (and, following the occurrence of a Triggering Event, all Common Shares or other securities) delivered upon the exercise of the Rights shall, at the time of delivery of the certificates or depositary receipts for such shares (subject to payment of the Exercise Price), be duly and validly authorized and issued, fully-paid and non-assessable.

(e) The Company further covenants and agrees that it will pay, when due and payable, any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any certificates for Preferred Shares and/or other property upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates or the issuance or delivery of other securities or property to a person other than, or in respect of the issuance or delivery of securities or other property in a name other than that of, the registered holder of the Right Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for securities or other property in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s satisfaction that no such tax is due.

Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for one or more Preferred Shares or other securities (including any fraction of a Preferred Share or such other securities) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares or such other securities represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided that, if the date of such surrender and payment is a date upon which the transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares or other securities on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares transfer books of the Company are open; and provided, further, that, if delivery of Preferred Shares or such other securities is delayed pursuant to Section 9(c), such Person shall be deemed to have become the record holder of such Preferred Shares or such other securities only when such shares or such other securities first become deliverable. Prior to the exercise of the Right evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

Section 11. Adjustment of Exercise Price, Number and Kind of Shares or Number of Rights. The Exercise Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

(a) (i) In the event that the Company shall, at any time after the date of this Agreement, (A) declare a dividend on the Preferred Shares payable in Preferred Shares, (B) subdivide the outstanding Preferred Shares, (C) combine the outstanding Preferred Shares into a smaller number of shares or (D) issue, change or alter any shares of its capital stock in a reclassification or recapitalization of the Preferred Shares (including any such reclassification or recapitalization in connection with a consolidation or merger in which the Company is the continuing or surviving Person), subject to and so except as otherwise provided in Section 7(e) and this Section 11(a), the Exercise Price in effect at the time of the record date for such dividend or the effective time of such subdivision, combination, reclassification or recapitalization, and the number and kind of shares of capital stock issuable on such date or at such time, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Shares transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or recapitalization; provided that in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of a Right. If an event occurs which would require an adjustment under both Sections 11(a)(i) and 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

(ii) Subject to the provisions of Section 24, in the event any Person, alone or together with its Affiliates and Associates, shall become an Acquiring Person, then promptly following any such occurrence (a “Section 11(a)(ii) Event”), proper provision shall be made so that each holder of a Right, subject to and so except as provided in Section 7(e), shall thereafter have a right to receive, upon exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a Preferred Share, such number of Common Shares as shall equal the result obtained by (x) multiplying the then current Exercise Price by the then number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event, whether or not such Right was then exercisable, and dividing that product by (y) 50% of the Fair Market Value per Common Share (determined pursuant to Section 11(d)) on the date of the occurrence of a Section 11(a)(ii) Event (such number of shares being referred to as the “Adjustment Shares”). From and after the occurrence of such event, any Rights that are or were acquired or Beneficially Owned by any Acquiring Person (or any Associate or Affiliate of such Acquiring Person) shall be null and void without any further action, and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement or otherwise. Neither the Company nor the Rights Agent shall have liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder. No Right Certificate shall be issued pursuant to Section 3 that represents Rights Beneficially Owned by an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be null and void pursuant to the preceding sentence or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate or with respect to any Common Shares otherwise deemed to be Beneficially Owned by any of the foregoing; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person or other Person whose Rights would be null and void pursuant to the preceding sentence shall be canceled.

(iii) In lieu of issuing any Common Shares of the Company in accordance with Section 11(a)(ii), the Company, acting by or pursuant to a resolution of the Board, may, and in the event that the number of Common Shares which are authorized by the Certificate of Incorporation but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company, acting by or pursuant to a resolution of the Board, shall: (A) determine the excess of (X) the Fair Market Value of the Adjustment Shares issuable upon the exercise of a Right (the “Current Value”) over (Y) the Exercise Price attributable to each Right (such excess being referred to as the “Spread”) and (B) with respect to all or a portion of each Right (subject to Section 7(e)), make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Exercise Price, (1) Common Shares or equity securities of the Company other than Common Shares (including, without limitation, shares or units of shares of preferred stock (including but not limited to Preferred Shares) that the Board determines to have the same value as Common Shares), such equity securities being referred to herein as “Common Share Equivalents”, (2) cash, (3) a reduction in the Exercise Price, (4) Preferred Shares Equivalents which the Board has deemed to have the same value as the Common Shares, (5) debt securities of the Company, (6) other assets or securities of the Company or (7) any combination of the foregoing having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board after receiving the advice of an investment banking firm selected by the Board in its discretion; provided that, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company’s right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the “Section 11(a)(ii) Trigger Date”), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Exercise Price, Common Shares (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the period of thirty (30) days set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Section 11(a)(ii) Trigger Date, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, being referred to herein as the “Substitution Period”). To the extent that the Company determines that action should be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended and a further public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of the Common Shares and Preferred Shares of the Company shall be the Fair Market Value (as determined pursuant to Section 11(d)) per Common Share and Preferred Share of the Company, as applicable, on the Section 11(a)(ii) Trigger Date, the value of the Common Share Equivalents shall be deemed to be the same as the Common Shares on such date, and the value of any Preferred Shares Equivalents shall be deemed to have the same value as the Preferred Shares to which they relate on such date.

(b) If the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Shares entitling them (for a period expiring within forty-five (45) calendar days after such record date) to subscribe for or purchase Preferred Shares (or securities having the same or more favorable rights, privileges and preferences as the Preferred Shares (“Preferred Shares Equivalents”)) or securities convertible into Preferred Shares or Preferred Shares Equivalents at a price per Preferred Share or per Preferred Shares Equivalent (or having a conversion price per share, if a security convertible into Preferred Shares or Preferred Shares Equivalents) less than the Fair Market Value (as determined pursuant to Section 11(d)) per Preferred Share on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of Preferred Shares which the aggregate offering price of the total number of Preferred Shares and/or Preferred Shares Equivalents to be offered (and the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Fair Market Value and the denominator of which shall be the number of Preferred Shares outstanding on such record date, plus the number of additional Preferred Shares and Preferred Shares Equivalents to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided that in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of stock of the Company issuable upon exercise of a Right. In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be the Fair Market Value thereof determined in accordance with Section 11(d). Preferred Shares owned by or held for the account of the Company or any Subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed; and, in the event that such rights or warrants are not so issued, the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

(c) If the Company shall fix a record date for the making of a distribution to all holders of Preferred Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), of evidences of indebtedness, cash (other than a regular periodic cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Shares, but including any dividend payable in stock other than Preferred Shares) or convertible securities, subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Fair Market Value (as determined pursuant to Section 11(d)) per one one-thousandth of a Preferred Share on such record date, less the Fair Market Value (as determined pursuant to Section 11(d)) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such convertible securities, subscription rights or warrants applicable to one one-thousandth of a Preferred Share and the denominator of which shall be the Fair Market Value (as determined pursuant to Section 11(d)) per one one-thousandth of a Preferred Share; provided that in no event shall the consideration to be paid upon the exercise of a Right be less than the aggregate par value of the shares of stock of the Company issuable upon exercise of a Right. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would be in effect if such record date had not been fixed.

(d) For the purpose of this Agreement, the “Fair Market Value” of any Common Share, Preferred Share or any other stock or any Right or other security or any other property shall be determined as provided in this Section 11(d).

(i) In the case of a publicly-traded stock or other security, the Fair Market Value on any date for the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), shall be deemed to be the average of the daily closing prices per share of such stock or per unit of such other security for the thirty (30) consecutive Trading Days immediately prior to but not including such date and, for purposes of computations pursuant to Section 11(a)(ii), ten (10) consecutive Trading Days; provided that, in the event that the Fair Market Value per share of any share of stock is determined during a period following the announcement by the issuer of such stock of (x) a dividend or distribution on such stock payable in shares of such stock or securities convertible into shares of such stock or (y) any subdivision, combination or reclassification of such stock, and prior to the expiration of the thirty (30) consecutive Trading Day period or the ten (10) consecutive Trading Day period, as applicable, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the Fair Market Value shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq Stock Market or, if the securities are not listed or admitted to trading on the Nasdaq Stock Market, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such security is listed or admitted to trading; or, if not listed or admitted to trading on any national securities exchange, the last quoted price (or, if not so quoted, the average of the last quoted high bid and low asked prices) in the over-the-counter market, as reported by the OTC Bulletin Board or the “Pink Sheets” or such other system then in use; or, if on any such date no bids for such security are quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such security selected by the Board. If on any such date no market maker is making a market in such security, the Fair Market Value of such security on such date shall be determined reasonably and in good faith by the Board; provided that, if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date shall be determined by an investment banking firm selected by the Board in its discretion, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term “Trading Day” shall mean a day on which the principal national securities exchange on which such security is listed or admitted to trading is open for the transaction of business or, if such security is not listed or admitted to trading on any national securities exchange, a Business Day.

(ii) If a security is not publicly held or not so listed or traded, “Fair Market Value” shall mean the fair value per share of stock or per other unit of such security, determined reasonably and in good faith by the Board; provided that, if at the time of such determination there is an Acquiring Person, the Fair Market Value of such security on such date shall be determined by an investment banking firm selected by the Board in its discretion, which determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights; and provided, further, that, for the purposes of making any adjustment provided for by Section 11(a)(ii), the Fair Market Value of a Preferred Share shall not be less than the product of the then Fair Market Value of a Common Share multiplied by the higher of the then Dividend Multiple or Vote Multiple (as both of such terms are defined in Exhibit A hereto) applicable to the Preferred Shares and shall not exceed 105% of the product of the then Fair Market Value of a Common Share multiplied by the higher of the then Dividend Multiple or Vote Multiple applicable to the Preferred Shares.

(iii) In the case of property other than securities, the Fair Market Value thereof shall be determined reasonably and in good faith by the Board; provided that, if at the time of such determination there is an Acquiring Person, the Fair Market Value of such property on such date shall be determined by an investment banking firm selected by the Board in its discretion, which determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

(e) Anything herein to the contrary notwithstanding, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Exercise Price; provided that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest one-tenth of one cent or to the nearest one one-thousandth of a Common Share of the Company or one one-millionth of a Preferred Share, as the case may be, or to such other figure as the Board may deem appropriate. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment or (ii) the Expiration Date.

(f) If as a result of any adjustment made pursuant to Section 11(a) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than Preferred Shares, thereafter the number of such other shares so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Shares contained in Section 11(a), (b), (c), (d), (e), (g) through (k) and (m), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Shares shall apply on like terms to any such other shares.

(g) All Rights originally issued by the Company subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of one one-thousandths of a Preferred Share (or other securities or amount of cash or combination thereof) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

(h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of one one-thousandths of a Preferred Share (calculated to the nearest one ten-millionth) as the Board determines is appropriate to preserve the economic value of the Rights, including, by way of example, that number obtained by (i) multiplying (x) the number of one one-thousandths of a Preferred Share for which a Right may be exercisable immediately prior to this adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

(i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Rights, in substitution for any adjustment in the number of Preferred Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-millionth) obtained by dividing the Exercise Price in effect immediately prior to adjustment of the Exercise Price by the Exercise Price in effect immediately after adjustment of the Exercise Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least ten (10) days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and delivered by the Company and countersigned by the Rights Agent in the manner provided for herein (and may bear, at the option of the Company, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

(j) Irrespective of any adjustment or change in the Exercise Price or the number of one one-thousandths of a Preferred Share issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed in the initial Right Certificates issued hereunder, without prejudice to any adjustment or change.

(k) Before taking any action that would cause an adjustment reducing the Exercise Price below the then stated value, if any, of the number of one one-thousandths of a Preferred Share issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully-paid and non-assessable one one-thousandths of a Preferred Share at such adjusted Exercise Price.

(l) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the number of one one-thousandths of a Preferred Share or other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a Preferred Share and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional shares (fractional or otherwise) or other securities upon the occurrence of the event requiring such adjustment.

(m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Shares, (ii) issuance wholly for cash of any Preferred Shares at less than the Fair Market Value, (iii) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (iv) stock dividends or (v) issuances of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of Preferred Shares, shall not be taxable to such shareholders.

(n) The Company covenants and agrees that it will not, at any time after the Distribution Date and so long as the Rights have not been redeemed pursuant to Section 23 or exchanged pursuant to Section 24, (i) effect or undergo a share exchange, (ii) consolidate with (other than a Subsidiary of the Company in a transaction that complies with the proviso at the end of this sentence), (iii) merge with or into, or (iv) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries taken as a whole, to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with the proviso at the end of this sentence) if (x) at the time of or immediately after such share exchange, consolidation, merger or sale there are any rights, warrants or other instruments outstanding or agreements or arrangements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights, or (y) prior to, simultaneously with or immediately after such share exchange, consolidation, merger or sale the shareholders of a Person who constitutes, or would constitute, the “Principal Party” for the purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates; provided that, subject to Section 11(o), this Section 11(n) shall not affect the ability of any Subsidiary of the Company to effect or undergo a share exchange, consolidate with, merge with or into, or sell or transfer assets or earning power to, any other Subsidiary of the Company.

(o) The Company covenants and agrees that, after the earlier of the Shares Acquisition Date or the Distribution Date, it will not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

(p) Notwithstanding anything in this Agreement to the contrary, in the event the Company shall at any time after the date of this Agreement and prior to the Distribution Date (i) declare or pay any dividend on the outstanding Common Shares payable in Common Shares or (ii) effect a subdivision, combination or consolidation of the outstanding Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares) into a greater or lesser number of Common Shares, then in any such case (A) the number of one one-thousandths of a Preferred Share purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-thousandths of a Preferred Share so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Common Shares outstanding immediately prior to such event and the denominator of which is the number of Common Shares outstanding immediately after such event, and (B) each Common Share outstanding immediately after such event shall have issued with respect to it that number of Rights which each Common Share outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(p) shall be made successively whenever such a dividend is declared or paid or such a subdivision, combination or consolidation is effected.

(q) The exercise of Rights under Section 11(a)(ii) shall only result in the loss of rights under Section 11(a)(ii) to the extent so exercised and neither such exercise nor any exchange of Rights pursuant to Section 24 shall otherwise affect the rights of holders of Right Certificates under this Agreement, including rights to purchase securities of the Principal Party following a Section 13 Event which has occurred or may thereafter occur, as set forth in Section 13. Upon exercise of a Right represented by a Right Certificate under Section 11(a)(ii), the Rights Agent shall return such Right Certificate duly marked to indicate that such exercise has occurred.

Section 12. Certificate of Adjusted Exercise Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares and Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing Common Shares or book entry position in respect thereof) in accordance with Section 26. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment contained therein and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

Section 13. Share Exchange, Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

(a) In the event that, following the Shares Acquisition Date, directly or indirectly, (x) the Company effects or undergoes a share exchange, consolidates with, or merges with and into, any other Person (other than a Subsidiary of the Company in a transaction which is not prohibited by Section 11(n)), and the Company shall not be the continuing or surviving corporation, (y) any Person (other than a Subsidiary of the Company in a transaction which is not prohibited by the proviso at the end of Section 11(n)) shall effect or undergo a share exchange, consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such transaction and, in connection with such transaction, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell, mortgage or otherwise transfer (or one or more of its Subsidiaries shall sell, mortgage or otherwise transfer), in one transaction or a series of related transactions, assets, cash-flow or earning power aggregating 50% or more of the assets, cash-flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions, each of which is not prohibited by the proviso at the end of Section 11(n)), then, and in each such case, proper provision shall be made so that: (i) each holder of a Right, subject to and so except as provided in Section 7(e), shall have the right to receive, upon the exercise thereof at the then current Exercise Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully-paid and non-assessable shares of freely tradable Common Shares of the Principal Party, free and clear of rights of call or first refusal, liens, encumbrances, transfer restrictions or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Exercise Price by the number of one one-thousandths of a Preferred Share for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (without taking into account any adjustment previously made pursuant to Section 11(a)(ii) or Section 11(a)(iii), and dividing that product by (2) 50% of the Fair Market Value (determined pursuant to Section 11(d)) per Common Share of such Principal Party on the date of consummation of such Section 13 Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party; (iv) such Principal Party shall take such steps (including, without limitation, the reservation of a sufficient number of its Common Shares to permit exercise of all outstanding Rights in accordance with this Section 13(a) and the making of payments in cash and/or other securities in accordance with Section 11(a)(iii)) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its Common Shares thereafter deliverable upon the exercise of the Rights; and (v) and the provisions of Section 11(a)(ii) shall be of no force or effect following the occurrence of the first Section 13 Event.

(b) “Principal Party” shall mean

(i) in the case of any transaction described in clause (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares are converted in such merger or consolidation, or, if there is more than one such issuer, the issuer of Common Shares that has the highest aggregate Fair Market Value (determined pursuant to Section 11(d)), and if no securities are so issued, the Person that is the other party to the merger or consolidation, or, if there is more than one such Person, the Person the Common Shares of which has the highest aggregate Fair Market Value (determined pursuant to Section 11(d)); and

(ii) in the case of any transaction described in clause (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash-flow or earning power transferred pursuant to such transaction or transactions, or, if each Person that is a party to such transaction or transactions receives the same portion of the assets, cash-flow or earning power transferred pursuant to such transaction or transactions or if the Person receiving the largest portion of the assets, cash-flow or earning power cannot be determined, whichever Person the Common Shares of which has the highest aggregate Fair Market Value (determined pursuant to Section 11(d));

provided that, in any such case described in clauses (i) or (ii) of this Section 13(b), (1) if the Common Shares of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act (“Registered Common Shares”) or such Person is not a corporation, and such Person is a direct or indirect Subsidiary or Affiliate of another Person who has Registered Common Shares outstanding, “Principal Party” shall refer to such other Person; (2) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is a direct or indirect Subsidiary of another Person but is not a direct or indirect Subsidiary of another Person which has Registered Common Shares outstanding, “Principal Party” shall refer to the ultimate parent entity of such first-mentioned Person; (3) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and one or more of such other Persons has Registered Common Shares outstanding, “Principal Party” shall refer to whichever of such other Persons is the issuer of the Registered Common Shares having the highest aggregate Fair Market Value (determined pursuant to Section 11(d)); and (4) if the Common Shares of such Person are not Registered Common Shares or such Person is not a corporation, and such Person is directly or indirectly controlled by more than one Person, and none of such other Persons has Registered Common Shares outstanding, “Principal Party” shall refer to whichever ultimate parent entity is the corporation having the greatest shareholders’ equity or, if no such ultimate parent entity is a corporation, “Principal Party” shall refer to whichever ultimate parent entity is the entity having the greatest net asset value.

(c) The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto (x) the Principal Party shall have a sufficient number of authorized Common Shares, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13, and (y) the Company and each Principal Party and each other Person who may become a Principal Party as a result of such consolidation, merger, sale or transfer shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Section 13(a) and (b) and further providing that, as soon as practicable after the date of any consolidation, merger, or sale or transfer of assets mentioned in Section 13(a), the Principal Party at its own expense shall:

(i) prepare and file a registration statement under the Securities Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus that at all times meets the requirements of the Securities Act) until the Expiration Date;

(ii) qualify or register the Rights and the securities purchasable upon exercise of the Rights under the blue sky laws of such jurisdictions as may be necessary or appropriate;

(iii) list (or continue the listing of) the Rights and the securities purchasable upon exercise of the Rights on a national securities exchange or to meet the eligibility requirements for quotation on a stock quotation system; and

(iv) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

(d) In case the Principal Party which is to be a party to a transaction referred to in this Section 13 has a provision in any of its authorized securities or in its certificate of incorporation (or equivalent constituent document) or by-laws or other instrument governing its affairs, which provision would have the effect of (i) causing such Principal Party to issue (other than to holders of Rights pursuant to this Section 13), in connection with, or as a consequence of, the consummation of a transaction referred to in this Section 13, Common Shares of such Principal Party at less than the then current Fair Market Value (determined pursuant to Section 11(d)) or securities exercisable for, or convertible into, Common Shares of such Principal Party at less than such Fair Market Value, or (ii) providing for any special payment, tax or similar provisions in connection with the issuance of the Common Shares of such Principal Party pursuant to the provisions of this Section 13, then, in such event, the Company shall not consummate any such transaction unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing that the provision in question of such Principal Party shall have been canceled, waived or amended, or that the authorized securities shall be redeemed, so that the applicable provision will have no effect in connection with, or as a consequence of, the consummation of the proposed transaction.

The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.

Section 14. Fractional Rights and Fractional Shares.

(a) The Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Right Certificates which evidence fractional Rights. If the Company elects not to issue such fractional Rights, the Company shall pay, in lieu of such fractional Rights, to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Right, as determined pursuant to Section 11(d).

(b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-thousandth of a Preferred Share). In lieu of fractional Preferred Shares that are not integral multiples of one one-thousandth of a Preferred Share, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the Fair Market Value of one one-thousandth of a Preferred Share. For purposes of this Section 14(b), the Fair Market Value of one one-thousandth of a Preferred Share shall be determined pursuant to Section 11(d) for the Trading Day immediately prior to the date of such exercise.

(c) The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

Section 15. Rights of Action. All rights of action in respect of this Agreement, other than rights of action vested in the Rights Agent pursuant to Sections 18 and 20, are vested in the respective registered holders of the Right Certificates (or, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in such registered holder’s own behalf and for such registered holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Right evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

(a) prior to the Distribution Date, each Right will be transferable only simultaneously and together with the transfer of Common Shares;

(b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer;

(c) subject to Sections 6(a) and 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Right Certificate (or, prior to the Distribution Date, the associated certificate representing Common Shares or Book Entry Shares) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated certificate representing Common Shares or Book Entry Shares made by anyone other than the Company or the Rights Agent) for all purposes whatsoever and, subject to the last sentence of Section 7(e), neither the Company nor the Rights Agent shall be affected by any notice to the contrary; and

(d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as the result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, judgment, decree or ruling issued (whether interlocutory or final) by a court of competent jurisdiction or by a governmental, regulatory, self-regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligations; provided that the Company must use its best efforts to have any such injunction, order, judgment, decree or ruling lifted or otherwise overturned as soon as possible.

Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

Section 18. Concerning the Rights Agent.

(a) The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability arising therefrom, directly or indirectly. The provisions of this Section 18(a) and Section 20 shall survive the expiration of the Rights and the termination of this Agreement.

(b) The Rights Agent shall be fully protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Right Certificate or certificate representing Common Shares or Book Entry Shares in respect thereof, Preferred Shares, or other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it in good faith and without gross negligence to be genuine and to be signed and executed by the proper Person or Persons.

(c) The Rights Agent shall not be liable for consequential damages under any provision of this Agreement or for any consequential damages arising out of any act or failure to act hereunder.

Section 19. Merger or Consolidation or Change of Name of Rights Agent.

(a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the shareholder services business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, but only if such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

(b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations expressly imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

(a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

(b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person and the determination of “Fair Market Value”) be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof shall be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a person believed by the Rights Agent to be the Chairman of the Board, the President, a Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent. Any such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

(c) The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

(d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

(e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming null and void pursuant to Section 7(e)) or any adjustment required under the provisions of Sections 11, 13 or 23(c) or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate describing any such adjustment furnished in accordance with Section 12), nor shall it be responsible for any determination by the Board of the Fair Market Value of the Rights or Preferred Shares pursuant to the provisions of Section 11; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Shares or Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether or not any Common Shares or Preferred Shares will, when so issued, be validly authorized and issued, fully-paid and non-assessable.

(f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

(g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder and certificates delivered pursuant to any provision hereof from any person believed by the Rights Agent to be the Chairman of the Board, the President, a Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and is authorized to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than five (5) Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

(h) The Rights Agent and any Affiliate, shareholder, member, partner, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

(i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents.

(j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

(k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause (1) or clause (2) thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon not less than thirty (30) days’ notice in writing mailed to the Company by first class mail; provided that, in the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent shall be deemed to resign automatically on the effective date of such termination. The Company may remove the Rights Agent or any successor Rights Agent (with or without cause), effective immediately or on a specified date, by written notice given to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares and Preferred Shares, and by giving notice to the holders of the Right Certificates by any means reasonably determined by the Company to inform such holders of such removal (including without limitation, by including such information in one or more of the Company’s reports to shareholders or reports or filings with the Securities and Exchange Commission). If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the incumbent Rights Agent or the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation organized and doing business under the laws of the United States or of the State of Delaware or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Delaware or the State of New York), in good standing, which is authorized under such laws to exercise stock transfer or corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $10,000,000 or (b) an Affiliate of a Person described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares and the Preferred Shares, and give notice to the holders of the Right Certificates by any means reasonably determined by the Company to inform such holders of such appointment (including without limitation, by including such information in one or more of the Company’s reports to shareholders or reports or filings with the Securities and Exchange Commission). Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of Common Shares following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to Common Shares so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, or upon the exercise, conversion or exchange of securities hereafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Right Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided that (i) no such Right Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Right Certificate would be issued, and (ii) no such Right Certificate shall be issued if, and to the extent that, appropriate adjustments shall otherwise have been made in lieu of the issuance thereof.

Section 23. Redemption; Amendment of Final Expiration Date.

(a) The Board may, at its option, at any time prior to the earlier of the Shares Acquisition Date or the Final Expiration Date, (x) redeem all but not less than all of the then outstanding Rights at a redemption price of $0.01 per Right (rounded upward to the nearest whole $0.01 in the case of any holder whose holding is not a multiple of ten (10) Rights), as such amount may be appropriately adjusted to reflect any stock split, stock dividend declared or paid, any subdivision or combination of the outstanding Common Shares or similar event or transaction occurring after the date of this Agreement (such redemption price, as adjusted from time to time, being hereinafter referred to as the “Redemption Price”) or (y) amend this Agreement to change the Final Expiration Date to another date, including an earlier date.

(b) Immediately upon the action of the Board ordering the redemption of the Rights in accordance with this Section 23, and without any further action and without any notice, the right to exercise the Rights shall terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering the redemption of the Rights in accordance with this Section 23, the Company shall give notice of such redemption to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to the Rights Agent and to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or Section 24 hereof or in connection with the purchase of Common Shares of the Company prior to the Distribution Date.

(c) The Company may, at its option, pay the Redemption Price in cash, Common Shares (based on the Fair Market Value of the Common Shares as of the time of redemption) or any other form of consideration deemed appropriate by the Board.

Section 24. Exchange.

(a) The Board may, at its option, at any time on or after the occurrence of a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become null and void pursuant to the provisions of Section 7(e)) for Common Shares at an exchange ratio of one Common Share per Right, appropriately adjusted to reflect any stock split, stock dividend, combination of the outstanding Common Shares or similar event or transaction occurring after the date hereof. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding.

(b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a) and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Common Shares equal to the number of such Rights held by such holder multiplied by the exchange ratio set forth in Section 24(a); provided that the holder of a Right exchanged pursuant to this Section 24 shall continue to have the right to purchase securities or other property of the Principal Party following a Section 13 Event that has occurred or may thereafter occur. The Company shall promptly give notice of any such exchange in accordance with Section 26 and shall promptly mail a notice of any such exchange to all of the holders of such Rights at their respective last addresses as they appear upon the registry books of the Rights Agent; provided that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange shall state the method by which the exchange of the Common Shares for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become null and void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

(c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Preferred Shares (or Preferred Shares Equivalents) for Common Shares exchangeable for Rights, at the initial rate of one one-thousandth of a Preferred Share (or Preferred Shares Equivalent relating to Preferred Shares) for each Common Share, as appropriately adjusted to reflect adjustments in the voting rights of the Preferred Shares pursuant to the terms thereof, so that the fraction of a Preferred Share delivered in lieu of each Common Share shall have the same voting rights as one Common Share.

(d) In the event that there shall not be sufficient Common Shares or Preferred Shares (or Preferred Shares Equivalents) issued but not outstanding or authorized but unissued to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Shares or Preferred Shares (or Preferred Shares Equivalents) for issuance upon exchange of the Rights.

(e) The Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. If the Company elects not to issue such fractional Common Shares, the Company shall pay, in lieu of such fractional Common Shares, to the registered holders of the Right Certificates with regard to which such fractional Common Shares would otherwise be issuable, an amount in cash equal to the same fraction of the Fair Market Value of a whole Common Share. For the purposes of this paragraph (e), the Fair Market Value of a whole Common Share shall be the closing price of a Common Share (as determined pursuant to the second sentence of Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

(f) Upon or prior to effecting an exchange pursuant to this Section 24, or as promptly as reasonably practicable thereafter, the Board may direct the Company to enter into a trust agreement in such form and with such terms as the Board shall then approve (the “Trust Agreement”). If the Board so directs, the Company shall enter into the Trust Agreement and shall issue to the trust created by such agreement (the “Trust”) all of the Common Shares, fractional Preferred Shares or other securities, if any, subject to exchange, and all Persons entitled to receive such shares or other securities (and any dividends or distributions made thereon after the date on which such shares are deposited in the Trust) shall be entitled to receive such only from the Trust and solely upon compliance with the relevant terms and provisions of the Trust Agreement.

Section 25. Notice of Certain Events.

(a) In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Shares or to make any other distribution to the holders of Preferred Shares (other than a regular periodic cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Preferred

Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of the Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (iv) to effect any consolidation or merger into or with, or to effect any sale, mortgage or other transfer (or to permit one or more of its Subsidiaries to effect any sale, mortgage or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person (other than a Subsidiary of the Company in one or more transactions each of which is not prohibited by the proviso at the end of Section 11(n)), or (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any dividend on the Common Shares payable in Common Shares or to effect a subdivision, combination or consolidation of the Common Stock of the Company (by reclassification or otherwise than by payment of dividends in Common Shares) then in each such case, the Company shall give to each holder of a Right Certificate and to the Rights Agent, in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Shares and/or Preferred Shares, whichever shall be the earlier; provided no such notice shall be required pursuant to this Section 25 as a result of any Subsidiary of the Company effecting a consolidation or merger with or into, or effecting a sale or other transfer of assets or earnings power to, any other Subsidiary of the Company in a manner not inconsistent with the provisions of this Agreement.

(b) In case any Section 11(a)(ii) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each registered holder of a Right Certificate and to the Rights Agent, in accordance with Section 26, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii) hereof and (ii) all references in the preceding subsection (a) of this Section 25 shall be deemed thereafter to refer to Common Shares and/or other appropriate securities.

Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Company shall be sufficiently given or made if sent by overnight delivery service, first-class mail, postage prepaid, or facsimile transmission addressed (until another address is filed in writing with the Rights Agent) as follows:

Myrexis, Inc.

305 Chipeta Way

Salt Lake City, UT 84108

Fax: (801) 214-7992

Attention: Chief Executive Officer

Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of a Right Certificate (or, prior to the Distribution Date, of the Common Shares) to or on the Rights Agent shall be sufficiently given or made if sent by overnight delivery service, first-class mail, postage prepaid, or facsimile transmission addressed (until another address is filed in writing with the Company) as follows:

American Stock Transfer & Trust Company, LLC

6201 15th Avenue

Brooklyn, NY 11219

Fax: (718) 921-8355

Attention: Corporate Trust

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate (or, prior to the Distribution Date, to the holder of any certificate representing Common Shares or of any Book Entry Shares) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

Section 27. Supplements and Amendments. Prior to the Shares Acquisition Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares or Book Entry Shares in respect thereof. From and after the Shares Acquisition Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of the holders of Right Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereof in any manner which the Board may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person, an Affiliate or Associate of an Acquiring Person, a Post Transferee, a Prior Transferee or a Further Subsequent Transferee); provided that, from and after the Shares Acquisition Date this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and the benefits to, the holders of Rights (other than an Acquiring Person or any Affiliate or Associate of an Acquiring Person). Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment, and any failure by the Rights Agent to so execute such supplement or amendment shall not affect the validity of the action taken by the Board pursuant to this Section 27. Prior to the occurrence of a Section 11(a)(ii) Event, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Shares. Notwithstanding any other provision hereof, the Rights Agent’s consent must be obtained regarding any amendment or supplement pursuant to this Section 27 which adversely alters the Rights Agent’s rights or duties.

Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

Section 29. Process to Seek Exemption. Any Person who desires to effect any acquisition of Common Shares (which, for purposes of this Section 29, shall include any other interest that would be treated as “stock” of the Company for purposes of Section 382, including but not limited to pursuant to Treasury Regulation Section 1.382-2T(f)(18)) that would, if consummated, result in such Person (together with its Affiliates and Associates) beneficially owning 4.99% or more of the then outstanding Common Shares (or, in the case of a Grandfathered Person, the Grandfathered Percentage) (a “Requesting Person”) may, prior to the Shares Acquisition Date, and in accordance with this Section 29, requests that the Board grant an exemption with respect to such acquisition under this Agreement (an “Exemption Request”). An Exemption Request shall be in proper form and shall be delivered by registered mail, return receipt requested, to the Secretary of the Company at the principal executive office of the Company. To be in proper form, an Exemption Request shall set forth (i) the name and address of the Requesting Person, (ii) the number and percentage of Common Shares then Beneficially Owned by the Requesting Person, together with all Affiliates and Associates of the Requesting Person, and (iii) a reasonably detailed description of the transaction or transactions by which the Requesting Person would propose to acquire Beneficial Ownership of Common Shares aggregating 4.99% or more of the then outstanding Common Shares (or, in the case of a Grandfathered Person, the Grandfathered Percentage) and the maximum number and percentage of Common Shares that the Requesting Person proposes to acquire. The Board shall make a determination whether to grant an exemption in response to an Exemption Request as promptly as practicable (and, in any event, within ten (10) Business Days) after receipt thereof; provided that the failure of the Board to make a determination within such period shall be deemed to constitute the denial by the Board of the Exemption Request. The Board shall only grant an exemption in response to an Exemption Request if the Board determines, in its sole discretion, that the acquisition of Beneficial Ownership of Common Shares by the Requesting Person will not limit or impair the availability to the Company of its Tax Attributes. Any exemption granted hereunder may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the Requesting Person agree that it will not acquire Beneficial Ownership of Common Shares in excess of the maximum number and percentage of shares approved by the Board or that it will not make another Exemption Request), in each case as and to the extent the Board shall determine necessary or desirable to provide for the protection of the Company’s Tax Attributes. Any Exemption Request may be submitted on a confidential basis and, except to the extent required by applicable law, the Company shall maintain the confidentiality of such Exemption Request and the determination of the Board with respect thereto.

Section 30. Determinations and Actions by the Board of Directors. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations and computations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject any member of the Board to any liability to the holders of the Rights or to any other person.

Section 31. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, registered holders of the Common Shares).

Section 32. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided that, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from the Agreement would adversely affect the purpose or effect of the Agreement, the right of redemption set forth in Section 23 shall be reinstated and shall not expire until the Close of Business on the tenth (10th) day following the date of such determination by the Board.

Section 33. Governing Law. This Agreement, each Right and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State. The courts of the State of Delaware and of the United States of America located in the State of Delaware (the “Delaware Courts”) shall have exclusive jurisdiction over any litigation arising out of or relating to this Agreement and the transactions contemplated hereby, and any Person commencing or otherwise involved in any such litigation shall waive any objection to the laying of venue of such litigation in the Delaware Courts and shall not plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum.

Section 34. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature. This Agreement shall be effective upon the termination of the rights under that certain Shareholder Rights Agreement, dated June 30, 2009, by and between the Company and the Rights Agent, pursuant to the terms of the First Amendment to Shareholder Rights Agreement, dated of even date herewith.

Section 35. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

Section 36. Force Majeure. Notwithstanding anything to the contrary contained herein, neither the Company nor the Rights Agent shall be liable for any delay or failure in performance resulting directly from any act or event beyond its reasonable control and without the fault or gross negligence of the delayed or non-performing party that causes a sudden, substantial or widespread disruption in business activities, including, without limitation, fire, flood, natural disaster or act of God, strike or other industrial disturbance, war (declared or undeclared), embargo, blockade, legal restriction, riot, insurrection, act of terrorism, disruption in transportation, communications, electric power or other utilities, or other vital infrastructure or any means of disrupting or damaging Internet or other computer networks or facilities (each, a “Force Majeure Condition”); provided that such delayed or non-performing party shall use commercially reasonable efforts to resume performance as soon as practicable. If any Force Majeure Condition occurs, the party delayed or unable to perform shall give prompt written notice to the other party, stating the nature of the Force Majeure Condition and any action being taken to avoid or minimize its effect.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as an instrument under seal and attested, all as of the day and year first above written.

ATTEST:		MYREXIS, INC.

By:	/s/ Andrea Kendell	By:	/s/ Robert J. Lollini
	Andrea Kendell, Secretary	Name:	Robert J. Lollini
		Title:	President and Chief Executive Officer

ATTEST:		AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC,
as Rights Agent

By:	/s/ Joseph Alicia	By:	/s/ Paula Caroppoli
		Name	Paula Caroppoli
		Title:	Senior Vice President

EXHIBIT A

AMENDED CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

MYREXIS, INC.

MYREXIS, INC., a Delaware corporation (the “Corporation”), does hereby certify, pursuant to authority conferred on the Board of Directors of the Corporation by the Restated Certificate of Incorporation of the Corporation, and pursuant to the provisions of Section 151 of Title 8 of the Delaware Code:

1. That by resolution of the Board of Directors of the Corporation dated June 1, 2009, and by a Certificate of Designation filed in the office of the Secretary of State of the State of Delaware on June 30, 2009, the Corporation authorized a series of 1,000,000 shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Corporation (the “Series A Junior Preferred Stock”), and established the powers, designations, preferences and relative, participating, optional and other rights of the Series A Junior Preferred Stock and the qualifications, limitations or restrictions thereof.

2. As of the date hereof no shares of Series A Junior Preferred Stock have been issued and therefore no shares are outstanding.

3. That at a meeting of the Board of Directors duly held on March 29, 2012, the Board of Directors of the Corporation adopted the following resolution amending in their entirety the powers, designations, preferences, and relative, participating, optional and other rights of shares of the Series A Junior Preferred Stock, and the qualifications, limitations or restrictions thereof:

RESOLVED:	That effective upon the effectiveness of a new rights agreement between the Corporation and American Stock Transfer & Trust Company, LLC, as Rights Agent, and pursuant to the authority conferred upon the Board of Directors of the Corporation by its Restated Certificate of Incorporation, as amended, and by the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the powers, designations, preferences, and relative, participating, optional and other rights of shares of the Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Corporation, and the qualifications, limitations or restrictions thereof shall be amended in their entirety, as set forth in the form of Amended Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock, a copy of which has been presented to, reviewed and adopted by this Board of Directors.

D.	Description and Designation of Series A Junior Participating Preferred Stock

Section 1. Designation and Amount. There shall be a series of Preferred Stock of Myrexis, Inc. (the “Corporation”) that shall be designated as “Series A Junior Participating Preferred Stock,” and the number of shares constituting such series shall be 1,000,000. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Junior Participating Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Series A Junior Participating Preferred Stock.

Section 2. Dividends and Distributions.

(A) Subject to the rights of the holders of any shares of any series of Preferred Stock of the Corporation ranking prior and superior to the Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock, in preference to the holders of Common Stock, $0.01 par value per share of the Corporation (“Common Stock”), and of any other junior-ranking stock, shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the “Board of Directors”), out of funds of the Corporation legally available for the payment of dividends, quarterly dividends payable in cash on the 1st day of April, July, October and January in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or, (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per-share amount of all cash dividends, and 1,000 times the aggregate per-share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on outstanding shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. The multiple of cash and non-cash dividends declared on outstanding shares of Common Stock to which holders of the Series A Junior Participating Preferred Stock are entitled, which shall be 1,000 initially but which shall be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Dividend Multiple.” In the event the Corporation shall at any time after March 29, 2012 (the “Rights Declaration Date”) (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Dividend Multiple thereafter applicable to the determination of the amount of dividends which holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive shall be the Dividend Multiple applicable immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) The Corporation shall, out of funds legally available for that purpose, declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in Paragraph (A) above immediately after it declares a dividend or distribution on outstanding shares of Common Stock (other than a dividend payable in shares of Common Stock) and the Corporation shall pay such dividend or distribution on the Series A Junior Participating Preferred Stock before the dividend or distribution declared on outstanding shares of Common Stock is paid or set apart; provided, however, that, in the event no dividend or distribution shall have been declared on outstanding shares of Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

(C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on outstanding shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than sixty (60) days prior to the date fixed for the payment thereof.

Section 3. Voting Rights. In addition to any other voting rights required by law, the holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

(A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the shareholders of the Corporation. The number of votes which a holder of a share of Series A Junior Participating Preferred Stock is entitled to cast, which shall initially be 1,000 but which may be adjusted from time to time as hereinafter provided, is hereinafter referred to as the “Vote Multiple.” In the event the Corporation shall at any time after the Rights Declaration Date (i) declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock or (ii) effect a subdivision, combination or consolidation of outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Vote Multiple thereafter applicable to the determination of the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock shall be entitled shall be the Vote Multiple immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(B) Except as otherwise provided herein, by law, or in any other Restated Certificate of Incorporation or Certificate of Designation to the Restated Certificate of Incorporation creating a series of Preferred Stock or any similar stock, the holders of shares of Series A Junior Participating Preferred Stock, the holders of shares of Common Stock and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

(C) Except as set forth herein, or as otherwise required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

Section 4. Certain Restrictions.

(A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(i) declare or pay dividends on or make any other distributions on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

(ii) declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(iii) except as permitted in Paragraph 4(A)(iv) below, redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation/dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock;

(iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under Paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section 6. Liquidation, Dissolution or Winding Up. (A) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in Paragraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to Common

Stock) (such number in clause (ii), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of shares of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to the holders of such shares of Preferred Stock and Common Stock, on a per-share basis, respectively.

(B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of shares of Common Stock.

(C) In the event the Corporation shall at any time declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(D) Neither the consolidation, merger or other business combination of the Corporation with or into any other corporation nor the sale, lease, exchange or conveyance of all or any part of the property, assets or business of the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation for purposes of this Section 6.

Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on outstanding shares of Common Stock payable in shares of Common Stock, or effect a subdivision, combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

Section 8. No Redemption. The shares of Series A Junior Participating Preferred Stock shall not be redeemable; provided, however, that the foregoing shall not limit the ability of the Corporation to purchase or otherwise deal in such shares to the extent otherwise permitted hereby or by law.

Section 9. Ranking. Unless otherwise expressly provided in the Certificate of Incorporation or Certificate of Designation to the Restated Certificate of Incorporation relating to any other series of Preferred Stock, the Series A Junior Participating Preferred Stock shall rank junior to every other series of Preferred Stock previously or hereafter authorized, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up, unless the terms of any such series shall provide otherwise, and shall rank senior to Common Stock.

Section 10. Amendment. The Restated Certificate of Incorporation of the Corporation shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds (2/3) or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting together as a single class.

Section 11. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in whole shares or in any fraction of a share that is one one-thousandth (1/1,000th) of a share or any integral multiple of such fraction, which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of outstanding shares of Series A Junior Participating Preferred Stock.

EXHIBIT B

FORM OF RIGHT CERTIFICATE

Certificate No. R-         Rights

NOT EXERCISABLE AFTER MARCH 29, 2015, OR SUCH EARLIER DATE AS PROVIDED BY THE RIGHTS AGREEMENT OR IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF MYREXIS, INC., AT $0.01 PER RIGHT, ON THE TERMS SET FORTH IN THE TAX BENEFITS PRESERVATION RIGHTS AGREEMENT BETWEEN MYREXIS, INC. AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS RIGHTS AGENT, DATED AS OF MARCH 29, 2012 (THE “RIGHTS AGREEMENT”). UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

Right Certificate

MYREXIS, INC.

This certifies that                                         , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Tax Benefits Preservation Rights Agreement dated as of March 29, 2012 (the “Rights Agreement”) between Myrexis, Inc. (the “Company”) and American Stock Transfer & Trust Company, LLC, as Rights Agent (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to the close of business on March 29, 2015, or such earlier date as provided by the Rights Agreement, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth of a fully paid, non-assessable share of the Series A Junior Participating Preferred Stock (the “Series A Preferred Stock”) of the Company, at a purchase price of $12.00 per one one-thousandth of a share (the “Exercise Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and the related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of March 29, 2012, based on the Series A Preferred Stock as constituted at such date.

Upon the occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person or Associate or Affiliate thereof, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

As provided in the Rights Agreement, the Exercise Price and the number of shares of Series A Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference to the Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal office of the Company and the designated office of the Rights Agent and are also available upon written request to the Company or the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Series A Preferred Stock as the Rights evidenced by the Right Certificate or Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Certificates for the number of whole Rights not exercised. If this Right Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Right Certificate duly marked to indicate that such exercise has occurred as set forth in the Rights Agreement.

Under certain circumstances, subject to the provisions of the Rights Agreement, the Board of Directors of the Company at its option may exchange all or any part of the Rights evidenced by this Certificate for shares of the Company’s Common Stock or Preferred Stock at an exchange ratio (subject to adjustment) specified in the Rights Agreement.

Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Board of Directors of the Company at its option at a redemption price of $0.01 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors).

The Company is not obligated to issue fractional shares of stock upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one- thousandth of a share of Series A Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts). If the Company elects not to issue such fractional shares, in lieu thereof a cash payment shall be made, as provided in the Rights Agreement.

No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Series A Preferred Stock, shares of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by an authorized signatory of the Rights Agent.

WITNESS the facsimile signature of the authorized officers of the Company as a document under corporate seal.

Attested:		MYREXIS, INC.

By:		By:
	, Secretary		Name:
Title:

Countersigned:

AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

By:
Name:
Title:

[Form of Reverse Side of Right Certificate]

FORM OF ASSIGNMENT

(To be executed by the registered holder if such

holder desires to transfer the Right Certificate.)

FOR VALUE RECEIVED,                                          hereby sells, assigns and transfers unto                                                               (Please print name and address of transferee)                                          this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                                               Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:	,

Signature

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies by checking the appropriate boxes that:

(1) the Rights evidenced by this Right Certificate              are                      are not being transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned                      did                                          did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:	,

Signature

NOTICE

The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to

exercise the Right Certificate.)

To MYREXIS, INC.:

The undersigned hereby irrevocably elects to exercise                                          Rights represented by this Right Certificate to purchase the shares of Series A Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of:

Please insert social security or other identifying taxpayer number:

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate or if the Rights are being exercised pursuant to Section 11(a)(ii) of the Rights Agreement, a new Right Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security or other identifying taxpayer number:

(Please print name and address)

Dated:	,	Signature:

Signature Guaranteed:

CERTIFICATE

The undersigned hereby certifies, by checking the appropriate boxes, that:

(1) the Rights evidenced by this Right Certificate              are              are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Person (as such terms are defined in the Rights Agreement); and

(2) after due inquiry and to the best knowledge of the undersigned, the undersigned              did                      did not directly or indirectly acquire the Rights evidenced by this Right Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of any such Person.

Dated:	,

Signature

NOTICE

The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT C

RIGHTS BENEFICIALLY OWNED BY ANY ACQUIRING PERSONS OR THEIR AFFILIATES OR ASSOCIATES AND BY ANY SUBSEQUENT HOLDER OF SUCH RIGHTS ARE NULL AND VOID AND NONTRANSFERABLE.

SUMMARY OF RIGHTS

On March 29, 2012, the Board of Directors (the “Board”) of Myrexis, Inc., a Delaware corporation (the “Company”), declared a dividend of one preferred share purchase right (each, a “Right” and collectively, the “Rights”) for each outstanding share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), under a Tax Benefits Preservation Rights Agreement, dated as of March 29, 2012, by and between the Company and American Stock Transfer & Trust Company, LLC (“AST”), as Rights Agent (the “Rights Agreement”). The dividend is payable to shareholders of record on April 9, 2012. The Rights Agreement replaces the Company’s Shareholder Rights Agreement, dated June 30, 2009, by and between the Company and AST (the “Original Rights Agreement”). The rights under the Original Rights Agreement were terminated immediately prior to the effectiveness of the Rights Agreement on March 29, 2012, pursuant to an amendment to the Original Rights Agreement that changed the “Final Expiration Date” (as defined therein) of the rights thereunder from the close of business on June 30, 2019 to the close of business on March 29, 2012.

The new Rights Agreement is designed to help preserve the Company’s substantial tax attributes associated with net operating loss carryovers and research tax credits (collectively, the “Tax Attributes”) under Sections 382 and 383 of the Internal Revenue Code. The Company’s ability to use its Tax Attributes and built in losses could be substantially limited if there was an “ownership change” under Sections 382 and 383. This would occur if the Company’s “5-percent shareholders” (as defined under Section 382) increase their collective ownership in the Company by more than 50 percentage points over a rolling three-year period. In general terms, the Rights Agreement works by imposing a significant economic penalty upon any person or group which acquires 4.99% or more of the Company’s outstanding Common Stock (an “Acquiring Person”), through dilution of the Acquiring Person. Notwithstanding the foregoing, a person who beneficially owned (for purposes of the Rights Agreement) 4.99% or more of the Company’s outstanding Common Stock as of the initial public announcement of the Rights Agreement, did not and will not trigger the Rights unless such person acquires beneficial ownership of shares of Common Stock representing an additional 0.1% of the outstanding shares of Common Stock, subject to certain exceptions. The new Rights Agreement should not interfere with any merger or other business combination approved by the Board.

For those interested in the specific terms of the Rights Agreement, set forth below is a summary description of its terms. Capitalized terms used herein but not defined have the meanings ascribed to such terms in the Rights Agreement. Please note, however, that this description is only a summary, is not complete, and should be read together with the entire Rights Agreement. A copy of the Rights Agreement is available free of charge from the Company.

Rights Dividend

Pursuant to the terms of the Rights Agreement, the Board declared a dividend distribution of one Right for each outstanding share of the Company’s Common Stock to shareholders of record as of the close of business on April 9, 2012 (the “Record Date”). In addition, one Right will automatically attach to each share of Common Stock issued between the Record Date and the Distribution Date (as hereinafter defined). Each Right entitles the registered holder thereof to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Preferred Shares”) at a cash exercise price of $12.00 per share (the “Exercise Price”), subject to adjustment, under certain conditions specified in the Rights Agreement and summarized below.

Distribution Date

Initially, the Rights are not exercisable and are attached to and trade with all shares of Common Stock outstanding as of, and issued subsequent to, the Record Date. The Rights will separate from the Common Stock and will become exercisable upon the earlier of (i) the close of business on the tenth (10th) calendar day following the first public announcement that a person or group of affiliated or associated persons (an “Acquiring Person”) has acquired beneficial ownership of 4.99% or more of the outstanding shares of Common Stock (or such earlier date as the Board becomes aware of the existence of an Acquiring Person), other than as a result of repurchases of stock by the Company or certain inadvertent actions by a shareholder (such date being referred to as the “Shares Acquisition Date”), or (ii) the close of business on the tenth (10th) business day (or such later date as the Board may determine) following the commencement of a tender offer or exchange offer that could result upon its consummation in a person or group becoming the beneficial owner of 4.99% or more of the outstanding shares of Common Stock (the earlier of such dates being herein referred to as the “Distribution Date”). The Board can postpone the Distribution Date in certain circumstances.

Notwithstanding the foregoing, with respect to any person who beneficially owns (for purposes of the Rights Agreement) 4.99% or more of the outstanding shares of Common Stock as of the initial public announcement of the Rights Agreement (such person being referred to in the Rights Agreement as a “Grandfathered Person”), the Distribution Date will not occur unless such Grandfathered Person acquires beneficial ownership of shares of Common Stock representing an additional 0.1% of the outstanding shares of Common Stock (the “Grandfathered Percentage”), subject to certain exceptions.

Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), (i) the Rights, with respect to shares of Common Stock outstanding as of the Record Date, will be evidenced by the Common Stock certificates or, in the case of uncertificated shares of Common Stock registered in book entry form, by notation in book entry, in either case, together with a copy of this Summary of Rights, and will be transferred with and only with the transfer of the underlying shares of Common Stock, (ii) new shares of Common Stock issued after the Record Date will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any shares of Common Stock, with or without such notice or a copy of this Summary of Rights, will also constitute the transfer of the Rights associated with such shares of Common Stock.

As soon as practicable after the Distribution Date, one or more certificates evidencing one Right for each share of Common Stock of the Company so held, subject to adjustment as provided herein (the “Right Certificates”) will be mailed to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Right Certificates alone will represent the Rights.

Process for Potential Exemption

Any person who wishes to effect any acquisition of shares of Common Stock that would, if consummated, result in such person beneficially owning 4.99% or more of the then outstanding shares of Common Stock (or, in the case of a Grandfathered Person, the Grandfathered Percentage), may request that the Board grant an exemption with respect to such acquisition under the Rights Agreement. The Board may only grant such an exemption if they determine, in their sole discretion, that the acquisition of beneficial ownership of Common Stock by such person will not limit or impair the availability to the Company of its Tax Attributes. Any exemption granted may be granted in whole or in part, and may be subject to limitations or conditions (including a requirement that the person agree that it will not acquire beneficial ownership of shares of Common Stock in excess of the maximum number and percentage of shares approved by the Board). The Board also has the ability to terminate the Rights Agreement at any time, including but not limited to in connection with a transaction, if it determines that doing so would be in the best interests of the shareholders.

Subscription and Merger Rights

In the event that a Shares Acquisition Date occurs, proper provision will be made so that each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive upon exercise, in lieu of a number of Preferred Shares, that number of shares of Common Stock of the Company (or, in certain circumstances, including if there are insufficient shares of Common Stock to permit the exercise in full of the Rights, other securities, cash or property, or any combination of the foregoing) having a market value of two times the Exercise Price of the Right (such right being referred to as the “Subscription Right”). In the event that, at any time following the Shares Acquisition Date, (i) the Company effects or undergoes a share exchange, consolidates with, or merges with and into, any other person, and the Company is not the continuing or surviving corporation, (ii) any person effects or undergoes a share exchange, consolidates with the Company, or merges with and into the Company and the Company is the continuing or surviving corporation of such transaction and, in connection with such transaction, all or part of the shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property or (iii) 50% or more of the Company’s assets, cash-flow or earning power is sold, mortgaged or otherwise transferred, each holder of a Right (other than an Acquiring Person or its associates or affiliates, whose Rights shall become null and void) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a market value equal to two times the Exercise Price of the Right (such right being referred to as the “Merger Right”). The holder of a Right will continue to have the Merger Right whether or not such holder has exercised the Subscription Right. Rights that are or were beneficially owned by an Acquiring Person may (under certain circumstances specified in the Rights Agreement) become null and void.

Until a Right is exercised, the holder will have no rights as a shareholder of the Company (beyond those as an existing holder of Common Stock), including the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Preferred Shares, other securities of the Company, other consideration or for common stock of an acquiring company.

Exchange Feature

At any time after a person becomes an Acquiring Person, the Board may, at its option, exchange all or any part of the then outstanding and exercisable Rights for shares of Common Stock or Preferred Shares at an exchange ratio specified in the Rights Agreement. Notwithstanding the foregoing, the Board generally will not be empowered to effect such exchange at any time after any person becomes the beneficial owner of 50% or more of the Common Stock of the Company then outstanding.

Adjustments

The Exercise Price payable, and the number of Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) if holders of the Preferred Shares are granted certain rights or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Exercise Price will be required until cumulative adjustments amount to at least 1% of the Exercise Price. The Company is not obligated to issue fractional Preferred Shares. If the Company elects not to issue fractional Preferred Shares, in lieu thereof an adjustment in cash will be made based on the fair market value of the Preferred Shares on the last trading date prior to the date of exercise.

Redemption

The Rights may be redeemed in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”) (payable in cash, Common Stock or other consideration deemed appropriate by the Board) by the Board only until the earlier of (i) a Shares Acquisition Date or (ii) March 29, 2015 (the “Final Expiration Date”). Immediately upon the action of the Board ordering redemption of the Rights, the Rights will terminate and thereafter the only right of the holders of Rights will be to receive the Redemption Price. The Board may amend the Rights Agreement to change the Final Expiration Date to another date, including an earlier date.

Amendment

Prior to a Shares Acquisition Date, the Company may supplement or amend any provision of the Rights Agreement. From and after a Shares Acquisition Date, the Company may, subject to certain limitations set forth in the Rights Agreement, amend the Rights Agreement only to cure any ambiguity, defect or inconsistency, to shorten or lengthen any time period, or to make changes that do not adversely affect the interests of Rights holders (excluding the interests of an Acquiring Person or its associates or affiliates (or a transferee thereof)).

Preferred Share Provisions

Each Preferred Share, if issued, will entitle the holder thereof:

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to receive a preferential quarterly dividend equal to the greater of (i) $1.00 and (ii) 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of the Company’s Common Stock), declared on the Company’s Common Stock during such quarter, adjusted to give effect to any dividend on the Company’s Common Stock payable in shares of the Company’s Common Stock or any subdivision, combination or reclassification of the Company’s Common Stock (a “Dilution Event”);

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to 1,000 votes on all matters submitted to a vote of the shareholders of the Company, voting together as a single class with the holders of the Company’s Common Stock and the holders of any other class of capital stock having general voting rights, adjusted to give effect to any Dilution Event; and

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to receive upon any liquidation of the Company a minimum preferential liquidation payment of $1,000, plus an amount equal to accrued and unpaid dividends and distributions on such Preferred Share, whether or not declared, to the date of such payment.

In the event of any merger, consolidation or other transaction in which the outstanding shares of the Company’s Common Stock are exchanged for or converted into other capital stock, securities, cash and/or other property, each Preferred Share will be similarly exchanged or converted into 1,000 times the aggregate per share amount applicable to the Company’s Common Stock, adjusted to give effect to any Dilution Event.

The Preferred Shares will not be redeemable.

The value of one one-thousandth interest in a Preferred Share is expected to approximate the value of one share of Common Stock.

Expiration Date

The Rights are not exercisable until the Distribution Date and will expire at the earlier of (i) March 29, 2015, (ii) the time at which the Rights are redeemed, (iii) the time at which the Rights are exchanged, (iv) the repeal of Section 382 of the Internal Revenue Code if the Board determines that the Rights Agreement is no longer necessary for the preservation of the Company’s Tax Attributes or (v) the beginning of the taxable year of the Company to which the Board determines that no Tax Attributes may be carried forward.